EXHIBIT 23.1 - Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-84055) on Form S-8 of Paychex, Inc. of our report dated June 20, 2016, relating to our audit of the financial statements and supplemental schedules of the Paychex, Inc. 401(k) Incentive Retirement Plan, which appears in this Annual Report on Form 11-K of the Paychex, Inc. 401(k) Incentive Retirement Plan for the year ended December 31, 2015.

/s/ Insero & Co. CPAs, LLP

Insero & Co. CPAs, LLP
Certified Public Accountants

Rochester, New York
June 20, 2016

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